Exhibit 10.9

                            BOSTON EDISON COMPANY
                          DEFERRED COMPENSATION PLAN
                     (Restated Effective January 1, 1994)


1.  Purpose and Effective Date
    --------------------------

     The purpose of this Plan is to provide an arrangement whereby eligible executives can elect to defer receipt of designated percentages or amounts of their salary and incentive awards. This Plan Document constitutes an amendment, restatement and continuation of the form of deferred compensation agreement originally approved, authorized, and adopted by the Board of Directors at its November 27, 1985 meeting and amended at its November 26, 1986 meeting, its August 24, 1989 meeting, its October 26, 1989 meeting and its September 13, 1993 meeting (agreements in such individual form being hereinafter referred to as the "Prior Agreements"). This amended Plan is effective January 1, 1994.

2.  Definitions
    -----------
(a) "Plan" means the Boston Edison Company Deferred Compensation Plan as set forth herein and as from time to time amended.

(b) "Committee" means the Executive Personnel Committee of the Board of Directors of the Company.

(c)  "Company" means Boston Edison Company.

(d)  "Participant" means an executive who participates in the Plan.

(e) "Salary" means the fixed basic compensation of a Participant from the Company excluding any special compensation such as overtime, bonus payments, disability insurance benefits, severance pay or other similar distributions, as well as Company contributions under any employee benefit plan; provided, that Salary shall include amounts that would have been received by the Participant from the Company as fixed basic compensation but for an election under section 401(k) or section 125 of the Code or a deferral election under this Plan.

(f) "Base Salary" means the Participant's annualized Salary in effect on January 1 of a year from which the Participant defers compensation.

(g) "Salary Increase" means the amount, if any, by which a Participant's Salary for any year may be increased over the Base Salary amount in effect on January 1 of such year.

(h) "Incentive Award" means, for any calendar year, such amount or amounts as are payable to a Participant under any incentive award or bonus program provided by the Company, including without limitation Payouts under the Boston Edison Company Performance Share Plan.

(i)  "Deferral Account" means the account described in section 6.

(j) "Declared Rate" means (i) with respect to 1990, 1991 and 1992, 13%, and (ii) with respect to 1993 and any subsequent calendar year, the Moody's Average Corporate Bond Yield for the month of October preceding the calendar year of reference, plus 2%, or such other rate as the Plan Administrator may prescribe from time to time.

(k) "Code" means the Internal Revenue Code of 1986 as amended from time to time.

(l)  "Change of Control" has the meaning set forth in Appendix A.

(m) "Plan Administrator" means the Committee or other person or persons authorized to administer the Plan in accordance with Section 9.

(n) "Disability" means a disability as defined for purposes of the Company's long-term disability insurance plan. For purposes of Section 7(a), Disability shall be deemed to occur upon the expiration of thirty (30) months from the commencement of the Participant's condition of disability.

(o) "Retirement" means retirement (including early, normal, late or disability retirement) under the Boston Edison Retirement Plan.

3.  Eligibility
    -----------
     Such employees of the Company as are selected by the Company shall be eligible to participate in the Plan provided they complete such forms as the Plan Administrator may require.

     Effective as of January 1, 1990, amounts deferred pursuant to a Prior Agreement in respect of any person who is a Participant hereunder shall be payable under this Plan and not separately under such Prior Agreement. To the extent a Prior Agreement would conflict with the terms and conditions of this Plan (including in such terms and conditions any election by the Participant in connection with enrollment in this Plan), the terms and conditions of this Plan shall control.

4.  Elective Deferrals
    ------------------
     A Participant may elect to defer such portion of his or her Base Salary, Salary Increase or Incentive Award otherwise payable in or for a calendar year as the Plan Administrator may prescribe prior to the start of such calendar year. The Plan Administrator may limit the amount or percentage of Base Salary, Salary Increase or Incentive Award that a Participant may defer hereunder.

5.  Deferral Elections
    ------------------
     A Participant's election of deferral under Section 4 shall be in the form prescribed by the Plan Administrator and shall be subject to such terms and conditions as the Plan Administrator may prescribe. The election of deferral must be filed prior to the first day of the "Deferral Period" as hereinafter defined. Each election shall specify the percentage or amount of the Participant's Base Salary, Salary Increase or Incentive Award to be credited to his or her Deferral Account instead of being paid currently to the Participant, and the payment period (including a single lump-sum payment if so elected) for the distribution in respect of such deferral. Each election shall be binding with respect to the Base Salary, Salary Increase and Incentive Award for such period (not less than one year) as the Plan Administrator shall specify (the "Deferral Period") and shall be irrevocable after January 1 of the calendar year to which it applies, or in the case of a Deferral Period of more than one year, January 1 of the first calendar year to which it applies.

Short-term disability payments shall be treated for purposes of deferral hereunder as Base Salary; PROVIDED, that if within forty-five (45) days following the commencement of such Disability the Participant so elects, short-term disability payments in respect of the seventh month following the commencement of the Participant's Disability, and subsequent months, shall be paid currently and not deferred. Long-term disability benefits may not be deferred under this Plan.

6.  Deferral Account
    ----------------
The Plan Administrator shall maintain a Deferral Account on behalf of each Participant as follows:

(a) Opening Balance. If the Participant has deferred compensation prior to January 1, 1990 pursuant to one or more Prior Agreements, the Plan Administrator shall credit to the Deferral Account for the Participant the amount credited to the Participant's account or accounts as of December 31, 1989 under such Prior Agreements.

(b) Deferrals. For each deferral election made by the Participant in respect of periods on and after January 1, 1990, the Plan Administrator shall credit to the Participant's Deferral Account the amounts of Base Salary, Salary Increase or Incentive Award, as applicable, which the Participant has elected to defer, as of the dates the Salary, Salary Increase or Incentive Award would have been payable if not deferred.

(c) Interest. Subject to Section 15, at the end of each month the Plan Administrator shall credit to each Participant's Deferral Account an amount equal to the amount in such Deferral Account (exclusive of any shares of the Common Stock of the Company credited to such Deferral Account in accordance with paragraph (d) below) as of the end of the immediately preceding calendar month (without regard to interest credited pursuant to this sentence for the current calendar year) times one-twelfth of the Declared Rate. Interest shall continue to be credited pursuant to this paragraph until the commencement of benefits.

(d) Common Stock of the Company. A Participant who elects to defer a Payout under the Boston Edison Company Performance Share Plan shall have the value of such deferred amount determined with reference to the number of whole shares of Common Stock of the Company which could be purchased with said amount in the open market as promptly as possible following the effective date of such election. Any dividends on such shares will be reinvested or deemed reinvested in such shares. Such number of shares (and the value thereof) shall be credited from time to time to the Participant's Deferral Account.
The Company may, but shall not be required to, purchase shares of Common Stock to satisfy its obligation to Participants under this paragraph. If such purchase of shares of Common Stock of the Company is made, the Company may, in its discretion and subject to such limitations as it may determine, permit a Participant to exercise voting rights with respect to such shares as are allocated to his account.

7.  Commencement of Distributions; Payment Periods
    ----------------------------------------------
(a) Retirement or Disability. Upon the Participant's Retirement or Disability, the Participant shall be entitled to receive the balance in his or her Deferral Account. The Deferral Account shall be payable as the Participant shall have specified in his or her election of deferral from among the lump sum and installment options prescribed by the Plan Administrator and, if payment is made other than in an immediate lump sum, shall be adjusted to reflect continued interest credits (or the value of Common Stock of the Company) in such manner as the Plan Administrator shall prescribe. Payment shall be made (or if paid other than in a lump sum, shall commence) on the first day of the calendar quarter following Retirement or Disability or as soon as practicable thereafter.

(b) Termination of Employment. If the Participant's employment is terminated for reasons other than death, Disability or Retirement, the balance in the Participant's Deferral Account (determined as of the last day of the month immediately preceding payment) shall be paid to the Participant in a lump sum on the first day of the calendar quarter following the date of termination or as soon as practicable thereafter.

(c) Death. If the Participant dies prior to the commencement of payment of his or her Deferral Account as described in Section 7(a), the Participant's designated beneficiary or beneficiaries shall be entitled to receive the balance in the Participant's Deferral Account as of the date of death.
Payment shall be made on the first day of the second month following the month in which the participant dies or as soon as practicable thereafter. If the Participant dies after payment of his or her Deferral Account has commenced to be paid in installments but prior to the exhaustion of such Account, payment of the remaining balance of such Account (adjusted as provided in Section 7(a)) shall continue to the Participant's designated beneficiary or beneficiaries over the installment period selected by the Participant. Designation of a beneficiary or beneficiaries for purposes of the Plan shall be made on a form prescribed or approved by the Plan Administrator.

(d) Form of Distributions. All distributions under the Plan shall be paid in cash, except for amounts credited under Section 6(d) which shall be paid in Common Stock of the Company.

8.  Emergency Benefit
    -----------------
If a Participant suffers a financial emergency, upon the written request of the Participant, the Plan Administrator in its sole discretion may distribute that portion of the Participant's Deferral Account, if any, which it determines to be necessary to meet the immediate financial emergency. A financial emergency shall include major uninsured medical expense, major uninsured casualty or property losses, and such other financial emergencies as the Plan Administrator may, in its discretion, determine, provided that the Participant demonstrates to the Plan Administrator's satisfaction that he or she lacks available resources to meet the emergency. Any such distribution shall reduce the balance in the Participant's Deferral Account available for distribution in accordance with Section 7.

9.  Administration of the Plan
    --------------------------
For purposes of prescribing the forms and conditions for deferral elections under Section 5 (or other forms required to administer the Plan), and for purposes of Section 6, the functions of the Plan Administrator shall be performed by the Chief Financial Officer of the Company or his or her delegates. For purposes of Section 8, the functions of the Plan Administrator shall be carried out by a committee (acting by the vote or consent of a majority of its members) consisting of the Vice President of Human Resources, the Chief Financial Officer and the Treasurer of the Company; PROVIDED, that any determination under Section 8 with respect to any of those officer shall be made without his or her participation on such committee. All other administrative and interpretative functions under the Plan shall be vested in the Committee. A decision by the Plan Administrator shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. The Plan Administrator shall exercise its functions hereunder in such manner as it deems appropriate and may, in its discretion, waive the application of any rule to any Participant. The Plan Administrator shall have no responsibility to exercise its discretion in a uniform manner among similarly situated Participants, and no decision with respect to any Participant shall give any other Participant the right to have the same decision applied to him or her.

10.  Nature of Claim for Payments
     ----------------------------
Except as herein provided, the Company shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder, and all obligations of the Company hereunder shall be reflected by book entries only. The Participant shall have no rights on account of this Plan in or to any specific assets of the Company. Any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Company. However, the Company may establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a "grantor trust"), and may from time to time deposit funds in such trust to facilitate payment of the benefits provided under the Plan. In the event the Company establishes such a grantor trust with respect to the Plan and at the time of a Change of Control, such trust (i) has not been terminated or revoked and (ii) is not "fully funded" (as hereinafter defined), the Company shall within ten days of such Change of Control deposit in such grantor trust assets sufficient to cause the trust to be "fully funded" as of the date of the deposit. For purposes of this paragraph, the grantor trust shall be deemed "fully funded" as of any date if, as of that date, the fair market value of the assets held in trust with respect to this Plan (such fair market value to include, in the case of any insurance policy or contract held in the trust, only that amount which can be promptly realized in cash through borrowing under the policy or contract) is not less than the sum of the Deferral Account balances as of that date, including without limitation the remaining balance in any Deferral Account in pay status that has not been fully distributed. If, prior to the Change of Control, the Company has deposited in such grantor trust amounts estimated to be sufficient to cause the trust to be "fully funded," the Company shall be under no obligation following the Change of Control to deposit additional amounts in trust.

In the event a grantor trust is established and, following a Change of Control, the Company obtains an opinion of counsel acceptable to itself and to the trustee of such trust that amounts held by the grantor trust with respect to the Plan would by reason of the existence of such trust be includible in the income of Participants prior to distribution, and as a result thereof the grantor trust is terminated, all Deferral Accounts, to the extent of the assets then held in such trust, shall become payable in the form of lump sum distributions.

11.  Rights are Non-Assignable
     -------------------------
Neither the Participant nor any beneficiary nor any other person shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non- transferable, whether voluntarily or involuntarily.





12.  Taxes
     -----
If the Company is required to withhold taxes from payments under the Plan, the amounts payable to Participants shall be reduced by the tax so withheld. To determine the amount of tax to withhold, in the case of payments in shares of Common Stock of the Company, such shares will be valued at the average of that day's high and low price on the day of distribution as reported in the Wall Street Journal.

13.  Termination; Amendments
     -----------------------
The Plan shall continue in effect until terminated by action of the Company's Board of Directors. Upon termination of the Plan, no deferral of Salary, Salary Increase or Incentive Awards thereafter paid or payable to a Participant shall be made and no individual not a Participant as of the date of termination shall become a Participant thereafter. If, at the time of termination, there is any Participant or beneficiary of a Participant who is or will be entitled to a payment hereunder, the Plan Administrator shall elect either (a) to make payments to such Participants or beneficiaries in the normal course as if the Plan had continued in effect, or (b) to pay to such Participants or beneficiaries the balance in the Participant's Deferral Account in a single lump-sum payment.

The Committee may at any time and from time to time amend the Plan in any manner; provided that, subject to Section 15, no such amendment shall reduce the amounts previously credited to the Deferral Account of any Participant; and provided further, that no amendment following a Change of Control shall eliminate or reduce the Company's obligation to deposit assets in the grantor trust as described in Section 10.

14.  Employment Rights
     -----------------
Nothing in this Plan shall give any Participant any right to be employed or to continue employment by the Company.

15.  Change in or Interpretation of Law
     ----------------------------------
It is contemplated that in connection with its obligations under the Plan, the Company may invest in one or more insurance contracts on the lives of the Participants or may otherwise invest its assets in a manner calculated to provide an after-tax yield sufficient to meet its obligations hereunder. In the event of any change in the federal income tax law or regulations which the Plan Administrator, in its judgment, determines will increase the after-tax cost of the Plan to the Company, or will reduce the after-tax yield from any such contracts or other investments, it is herein expressly contemplated that the Plan Administrator may, in its discretion, reduce prospectively the Declared Rate to appropriately reflect the Company's increased cost. Nothing in this Section 15 shall be construed as limiting the power of the Committee to amend the Plan pursuant to Section 13, including any amendment that would lower the interest crediting rate under Section 6(c).

In the event of any change in or interpretation of law which, in the opinion of counsel acceptable to the Plan Administrator, would cause the Plan to be other than an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (such an unfunded plan being hereinafter referred to as an "exempt plan") and to be subject to the funding requirements of Title I of the Employee Retirement Income Security act, as amended ("ERISA"), the Plan

Administrator may terminate the participation of such Participants as may be necessary to preserve or restore the Plan's status as an exempt plan and may accelerate payment of their Deferral Accounts or take such other action as may be necessary to preserve or restore such status.

                                        BOSTON EDISON COMPANY

                                   By:  /s/ Marc S. Alpert
                                        ----------------------------
                                        Vice President and Treasurer
Date:  1/13/95
       -------

                                 Appendix A
                                 -----------
                            "Change of Control"
                            -------------------


     For purposes of the Plan, a "Change of Control" shall mean and be deemed to have occurred if any one of the following events should take place:

     (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Company or its subsidiaries, or (iii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

     (ii) individuals who, as of May 2, 1991, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of such Board; provided that any individual becoming a director subsequent to May 2, 1991, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

     (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation.